Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Transphorm, Inc. on Form S-3 of our report dated June 28, 2023, which includes an explanatory paragraph as to the company's ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Transphorm, Inc. as of March 31, 2023 and 2022 and for each of the years in the two year period ended March 31, 2023 appearing in the Annual Report on Form 10-K of Transphorm, Inc. for the year ended March 31, 2023 filed with the U.S. Securities and Exchange Commission ("SEC") on June 28, 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on June 29, 2023, and, accordingly we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP
Chicago, IL
April 26, 2024